UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2005
PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-13305 (Commission file number)	75-1971716 (IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas (Address of principal executive offices)	79701 (Zip code)
(432) 684-3727
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
          On December 23, 2005, Parallel Petroleum Corporation and its subsidiaries, Parallel, L.P. and Parallel, L.L.C., entered into a Third Amended and Restated Credit Agreement (or the Credit Agreement) with Citibank Texas, N.A. (formerly known as First American Bank, SSB), BNP Paribas, Citibank, F.S.B., Western National Bank, Compass Bank, Comerica Bank, Bank of Scotland and Fortis Capital Corp. In this Current Report on Form 8-K, we refer to the lenders under this Credit Agreement as the “senior lenders”. We entered into the Credit Agreement for the primary purpose of being able to borrow additional funds with which to purchase oil and gas properties, including our November 15, 2005 purchase of producing oil and gas properties from Lynx Production Company, Inc. (or Lynx) and nine other unaffiliated parties. You can find additional information about our agreement with Lynx and the other parties in our Form 8-K Report dated October 14, 2005 and filed with the Securities and Exchange Commission (or SEC) on October 20, 2005 and in our Form 8-K Report dated November 15, 2005 and filed with the SEC on November 21, 2005.
          The Credit Agreement provides for a revolving credit facility which means that we can borrow, repay and reborrow funds drawn under the credit facility. The total amount that we can borrow and have outstanding at any one time is limited to the lesser of $350 million or the “borrowing base” established by our lenders. The current borrowing base, after giving effect to the purchase of properties from Lynx, is $125 million; provided, however, if we do not complete the acquisition of the remaining Lynx oil and gas properties by January 31, 2006, then the borrowing base will automatically reduce by $5.6 million. The principal amount outstanding under the credit facility as of December 30, 2005 is $50 million. We also had letters of credit outstanding at that same date in the aggregate face amount of $490,000. The amount of the borrowing base is based primarily upon the estimated value of our oil and gas reserves. The borrowing base amount is redetermined by the lenders semi-annually on or about April 1 and October 1 of each year or at other times required by the lenders or at our request. If, as a result of the lenders’ redetermination of the borrowing base, the outstanding principal amount of our loan exceeds the borrowing base, we must either provide additional collateral to the lenders or repay the principal of the note in an amount equal to the excess. Except for the principal payments that may be required because of our outstanding loans being in excess of the borrowing base, interest only is payable monthly.
          Loans made to us under this credit facility bear interest at the base or prime rate announced from time to time by Citibank, N.A. or the LIBOR rate, at our election.
          The LIBOR rate is generally equal to the sum of (a) the rate designated as “British Bankers Association Interest Settlement Rates” and offered on one, two, three, six or twelve month interest periods for deposits of $1.0 million, and (b) a margin ranging from 2.00% to 2.50%, depending upon the outstanding principal amount of the loans. If the principal amount outstanding is equal to or greater than 75% of the borrowing base established by the lenders, the margin is 2.50%. If the principal amount outstanding is equal to or greater than 50% of the borrowing base, but less than 75% of the borrowing base, the margin is 2.25%. If the principal amount outstanding is less than 50% of the borrowing base, the margin is 2.00%.
          The interest rate we are required to pay, including the applicable margin, may never be less than 5.00%.
          In the case of base rate loans, interest is payable on the last day of each month. In the case of LIBOR loans, interest is payable on the last day of each applicable interest period; provided that if the applicable interest period is longer than three months, interest is payable at three-month intervals following the first day of such interest period.
          If the total outstanding borrowings under the credit facility are less than the borrowing base, an unused commitment fee is required to be paid to the lenders. The amount of the fee is .25% of the daily average of the unadvanced amount of the borrowing base. The fee is payable quarterly on the last day of each calendar quarter.
          If the borrowing base is increased, we are required to pay a fee of .375% on the amount of any increase in the borrowing base.
          As required by the Credit Agreement, we paid a facility fee in the amount of $187,500.
          All outstanding principal under the revolving credit facility is due and payable on October 31, 2010. The maturity date of our outstanding loans may be accelerated by the lenders upon the occurrence of an event of default under the Credit Agreement. Generally, the events of default specified in the Credit Agreement include:
•	failure to timely pay the interest on and principal of the loans;

•	any representation or warranty being untrue in any material respect;

•	failure to observe or perform any of the covenants contained in the loan documents;

•	default on indebtedness (other than under the Credit Agreement) of $1,000,000 or more;

•	liquidation or reorganization under any insolvency loan;

•	final judgment against us in the amount of $1,000,000 or more;

•	the occurrence of an event of default under any of our hedging transactions;

•	the occurrence of a change of control;

•	the imposition of any lien for failure to pay income, payroll or similar taxes;

•	any of the loan documents between us and the lenders ceasing to be in full force and effect;

•	the occurrence of an “event of default” under and within the meaning of our Second Lien Term Loan Agreement, dated as of November 15, 2005, between us and BNP Paribas, as administrative agent, and the other lenders parties thereto, such lenders being referred to herein as the “subordinated lenders”; or

•	the Intercreditor Agreement, dated as of November 15, 2005, among us, the senior lenders and the subordinated lenders ceases to be in full force and effect and valid, and binding and enforceable in accordance with its terms against us or any other party thereto or any holder of the subordinated indebtedness under the Second Lien Term Loan Agreement.
          Parallel, L.L.C., a subsidiary of Parallel Petroleum Corporation, guaranteed payment of the loans.
          Our obligations to the senior lenders and the subordinated lenders are secured by substantially all of our oil and gas properties and by our ownership interests in Parallel, L.P. and Parallel, L.L.C. Parallel, L.L.C. also pledged all of its ownership interests in Parallel, L.P. as additional collateral security for the payment and performance of our obligations under the Credit Agreement and the Second Lien Term Loan Agreement.
          In addition to customary affirmative covenants, the Credit Agreement contains various restrictive covenants and compliance requirements. Among these restrictions are limitations on our ability to:
•	dispose of assets;

•	incur additional indebtedness;

•	create liens on our assets;

•	enter into specified investments or acquisitions;

•	repurchase, redeem or retire our capital stock or other securities;

•	merge or consolidate, or transfer all or substantially all of our assets and the assets of our subsidiaries;

•	engage in specified transactions with subsidiaries and affiliates;

•	engage in other specified corporate activities; and

•	the Credit Agreement also contains restrictions on all retained earnings and net income for payment of dividends on our common stock.
The Credit Agreement also requires that we have:
•	at the end of each quarter, a current ratio (as defined in the Credit Agreement) of at least 1.0 to 1.0;

•	a funded debt ratio (as defined in the Credit Agreement) of not more than (i) 3.70 to 1.0 for the fiscal quarter ending December 31, 2005; (ii) 3.60 to 1.00 for the fiscal quarter ending March 31, 2006; (iii) 3.60 to 1.00 for the fiscal quarter ending June 30, 2006; (iv) 3.60 to 1.00 for the fiscal quarters ending September 30, 2006 and December 31, 2006; and (v) 3.50 to 1.00 during and after the year 2007; and

•	at all times, adjusted consolidated net worth (as defined in the Credit Agreement) of at least (a) $85.0 million, plus (b) seventy-five percent (75%) of the net proceeds from any equity securities issued by Parallel, plus (c) fifty percent (50%) of Parallel’s consolidated net income for each fiscal quarter, if positive, and zero percent (0%) if negative, determined on a cumulative basis, for the period beginning September 30, 2005, and ending on the last day of the most recent fiscal quarter.
          The above summary of the material provisions of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Credit Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of December 23, 2005, among Parallel Petroleum Corporation, Parallel, L.P., Parallel, L.L.C. and Citibank Texas, N.A., BNP Paribas, Citibank F.S.B., Western National Bank, Compass Bank, Comerica Bank, Bank of Scotland and Fortis Capital Corp.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: December 30, 2005

PARALLEL PETROLEUM CORPORATION
By:	/s/ Larry C. Oldham
Larry C. Oldham, President and Chief
Executive Officer